Exhibit 10.25

December 31, 2021

Fast Radius, Inc.

113 N. May St.

Chicago, IL 60607

ECP Environmental Growth Opportunities Corp.

40 Beechwood Road

Summit, New Jersey 07901

Re: Letter Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Agreement and Plan of Merger, dated as of July 18, 2021, by and among ECP Environmental Growth Opportunities Corp., a Delaware corporation (“ENNV”), ENNV Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Fast Radius, Inc., a Delaware corporation (the “Company”), as amended by that certain Amendment to Agreement and Plan of Merger, dated as of December 26, 2021 (as so amendment, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of ENNV (the “Merger”), and (ii) that certain Company Support Agreement, dated as of July 18, 2021, by and among ENNV, the Company and the stockholders of the Company party thereto (the “Company Support Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Prior to the Closing, the undersigned stockholders of the Company (each, a “Founder” and collectively, the “Founders”) are expressly permitted to transfer shares of Company Common Stock in an aggregate amount not to exceed 0.75% of the Aggregate Fully Diluted Company Stock (collectively, the “Donated Shares”) to one or more donor-advised funds managed by Dechomai Foundation, Inc. (the “Donation”). Accordingly, ENNV hereby consents to the Donation and hereby agrees that upon and following the consummation of the Donation, the Donated Shares shall no longer be deemed to be Owned Shares (as defined in the Company Support Agreement) or Covered Shares (as defined in the Company Support Agreement).

2.

The Founders and the Company are expressly permitted to settle the Rassey Recourse Note, McCusker Recourse Note, Nanry Recourse Note and King Recourse Note (as such terms are defined in the Company Disclosure Letter) prior to the Closing through the surrender of shares of Company Common Stock (collectively, the “Repayment Shares”) by each Founder to the Company in accordance with the terms of such notes (the “Note Repayment”), which such shares shall be cancelled upon surrender. Accordingly, ENNV hereby consents to the Note Repayment and hereby agrees that upon and following the consummation of the Note Repayment, the Repayment Shares shall no longer be deemed to be Owned Shares (as defined in the Company Support Agreement) or Covered Shares (as defined in the Company Support Agreement).

3.

Except as expressly amended by this letter agreement, each term, provision and schedule of the Company Support Agreement is hereby ratified and confirmed and remains in full force and effect. This letter agreement may not be amended except by an instrument in writing signed by the parties hereto.

4.	The provisions of Article XII of the Merger Agreement shall apply mutatis mutandis to this letter agreement.

[Signature pages follow]

Acknowledged and Agreed:

Fast Radius, Inc.

By:	/s/ Lou Rassey

Name:	Lou Rassey
Title:	Chief Executive Officer

ECP Environmental Growth Opportunities Corp.

By:	/s/ Tyler Reeder

Name:	Tyler Reeder
Title:	President and Chief Executive Officer

[Signature Page to Letter Agreement]

FOUNDERS:

/s/ Louis Rassey
Louis Rassey

/s/ Patrick McCusker
Patrick McCusker

/s/ Bill King
Bill King

/s/ John Nanry
John Nanry

[Signature Page to Letter Agreement]

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